EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

I, Patrick M. Flynn, Chief Executive Officer and President of Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”), hereby certify to my knowledge that:

(1)

The Registrants’ Quarterly report on Form 10-Q for the period ended January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the ”Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m (a) or Section 78o (d)), as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ Patrick M. Flynn

Patrick M. Flynn

Chief Executive Officer and President

March 4, 2005